DRYDEN MUNICIPAL SERIES FUND
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


         			October 26, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


	Re:	Dryden Municipal Series Fund
		File No. 811-4023


Ladies and Gentlemen:

		Please find enclosed the Annual Report on Form N-SAR for the Fund for the annual period ended August 31, 2005. This Form was filed using the EDGAR system.

				Very truly yours,



                                         /s/ Jonathan D. Shain
			Jonathan D. Shain
			Assistant Secretary

Enclosures



         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of October 2005.


DRYDEN MUNICIPAL SERIES FUND



Witness: /s/Paul R. Hymas       	By: /s/ Jonathan D. Shain
                   Paul R. Hymas	           Jonathan D.
Shain
			Assistant Secretary

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 Fund (10-28-05) CONFORMED
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